Exhibit 99.1

May 3, 2010

EXPLORATION NEWS RELEASE

El GALLO: DRILLING 350 METERS AWAY FROM KNOWN

MINERALIZATION RETURNS SIGNIFICANT GRADES & WIDTHS

785.7 GPT SILVER OVER 10.4 METERS

TORONTO, ONTARIO (May 3, 2010) US GOLD CORPORATION (NYSE Amex: UXG) (TSX: UXG) is pleased to report the results of a significant new core hole (Fig 1) at the El Gallo Project in Sinaloa State, Mexico. This hole intersected 22.9 ounces of silver per ton (opt) over 34.1 feet (ft) (785.7 grams per tonne silver (gpt) over 10.4 meters (m). The intersection occurs 1,150 ft (350 m) southwest of all previous core drilling in a new area named the “Southwest Zone” and starts just 29.5 ft (9.0 m) below surface.

Hole #	Silver	Length	From	To	Silver	Length	From	To
	(opt)	(ft)	(ft)	(ft)	(gpt)	(m)	(m)	(m)

GAX131	22.9	34.1	25.3	59.4	785.7	10.4	7.7	18.1
Including	67.4	6.1	30.0	36.1	2,310.0	1.9	9.2	11.0

All depths indicated in table are down hole

0.73 opt Ag (25 gpt Ag) cutoff

Allowable waste interval was 3.3 ft (1 m) of < 0.73 opt Ag (25 gpt Ag)

Numbers may not add due to rounding

True widths are unknown

“This is a fantastic hole and it opens up a completely new area for exploration! Additional drilling will look to connect this mineralization to the Main Zone and try to extend it further to the southwest, which is untested.  US Gold is now establishing what I feel is an excellent platform for growth: a significant silver discovery at El Gallo in Mexico, an advanced stage gold project at Gold Bar in Nevada, large prospective land holdings and a large treasury with no debt,” stated Rob McEwen, Chairman and CEO.

Description of Southwest Zone

The Southwest Zone was originally identified through a soil geochemical survey (Fig 2). Further rock sampling in the area confirmed the presence of highly anomalous silver values. Hole GAX131 is the first core hole drilled in this part of the project. Assays for two other holes will be completed in approximately two weeks (Fig 3). Early interpretations suggest the Southwest Zone may be an extension of the Main Zone. Additional drilling is planned to test this concept.

Geological Technical Description of El Gallo

El Gallo is a low-sulfidation, epithermal silver deposit located within the Pie de la Sierra physiographic province of the Sierra Madre Occidental Range which is part of a Cretaceous to Tertiary age magmatic arc with volcanic and associated sedimentary rocks that extends for hundreds of miles through northwestern Mexico. Cretaceous-Tertiary volcanic and volcaniclastic rocks rest upon a basement of Paleozoic and Mesozoic age sedimentary and metamorphic rocks.  Intrusives of Late Cretaceous and Tertiary age cut these rocks locally.  Regionally, these intrusives are dominated by the granitic Sinaloa Batholith. El Gallo project is located near the margin of the Sinaloa Batholith.  Other shallow-level porphyritic intrusives also occur within the project area.  Silver mineralization is hosted in breccia and stockwork zones that occur primarily in the andesitic volcanic and intrusive rocks and to a lesser extent in quartz monzonite porphyry intrusive rocks. The shape of the mineralization has not yet been fully defined.

To view all 118 core holes drilled at El Gallo, please click:

http://www.usgold.com/news/pdf/20090805_uxg_elgalloallholes.pdf

To view assays intervals from core holes GAX131, please click:

http://www.usgold.com/news/pdf/20100503/gax131.xls

ABOUT US GOLD (www.usgold.com)

US Gold Corporation is a Colorado incorporated gold and silver exploration company with a strong treasury, no debt and two significant land holdings, one in Nevada next to Barrick Gold’s multi-million ounce Cortez project, and the other in Mexico where an exciting high-grade silver discovery has been made. US Gold’s goal is to qualify for inclusion in the S&P 500 within 5 years. US Gold’s shares trade on the NYSE Amex and the Toronto Stock Exchange under the symbol UXG. US Gold has good market liquidity, trading 1.0 million shares daily, and is included in S&P/TSX and Russell indices.

QUALIFIED PERSON

This news release has been viewed and approved by John Read, US Gold’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties.

Samples from the core drilling were split on-site at the Company’s Magistral Mine property.  One quarter of the split drill core was shipped to ALS Chemex in Hermosillo for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 1500 ppm silver or 10 ppm gold were re-analyzed using gravimetric fire assay. Standards were inserted every 20 samples.

All holes were drilled with HQ bits. Samples were taken based on lithologic and/or mineralized intervals and vary in length. The true width of the mineral zone has not yet been determined.  Samples from the geochemical survey shown on Figure 3 were analyzed by US Gold’s internal lab, located at the Magistral Mine, Sinaloa Mexico, utilizing atomic absorption.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Stefan Spears	Mailing Address
VP, Projects	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408

Figure 1

El Gallo Drill Hole Locations - Plan (Aerial) View

May 03, 2010

211600
211800
212000
212200
212400
212600
2843600
2843400
2843200
2843000
Legend
Mineralized Footprint
May 03, 2010 Core Hole
Jan 2009 - Apr 2010 Core Hole
Mineralization May Continue in this Direction
Drill Hole Trace
GAX-131 = Drill Hole #
North Zone
Main Zone
Southwest Zone
GAX-131
Open
Open
Open
Open
Open
Open
N
0
100
200
Meters
0
300
600
Feet

Figure 2

El Gallo Geochemical Soil Survey – Plan (Aerial) View

May 03, 2010

210500
211000
211500
212000
212500
213000
213500
214000
214500
215000
215500
2844500
2844000
2843500
2843000
2842500
2842000
2841500
North Zone
Main Zone
Southwest Zone
Ag in Soils_101309
>40 - 1,000
>30 - 40
>25 - 30
>20 - 25
>15 - 20
>10 - 15
>5 - 10
>3 - 5
>1 - 3
< or =1
0 1,000 2,000
Feet
0 400 800
Meters

Figure 3

Southwest Zone - Current & Pending Drill Holes

May 03, 2010

211600
211700
211800
211900
212000
212100
2843200
2843100
2843000
2842900
2842800
1,150 ft (350 m)
GAX-097
5.0 opt Ag / 28.1 ft
(172.9 gpt / 8.6 m)
GAX-131
22.9 opt Ag / 34.1 ft
(785.7 gpt / 10.4 m)
Legend
Completed Core hole
Pending Core hole
GAX-097 = Drill Hole ID
Geochemical Anomaly
High
Low
0 50 100 200
Feet
0 25 50 100
Meters